LIMITED POWER OF ATTORNEY FOR
SECTION 16 REPORTING OBLIGATIONS


	KNOW ALL BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Richard B. Yates, as the undersigned's true and lawful attorney-in-fact, limited solely to the following purposes, to:

 	1. execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Manning & Napier, Inc. (the
"Company"), (i) Forms 3, 4 and 5 (including any amendments thereto) which may be required to be filed with the Securities and Exchange Commission (the "SEC") in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder (the "Exchange Act"), (ii) Schedules 13G and 13D (including any amendments thereto) which may be required to be filed in accordance with Sections 13(d) and 13(g) of the Exchange Act, (iii) a Form ID (including any amendments thereto) and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports, with respect to the undersigned's beneficial ownership of and transactions in reportable securities, and (iv) any other forms or reports that the undersigned may be required to file in connection with the undersigned's ownership, acquisition or disposition of securities of the Company;
 	2. do and perform any and all acts for and on behalf of the undersigned, which may be necessary or desirable to complete and execute any such Form 3, 4 or 5, Schedule 13G or 13D, Form ID or any forms necessary to obtain or renew such SEC access codes, or other form or report, and timely file such form or report with the SEC and any stock exchange or similar authority; and
 	3. take any other action of any type whatsoever in connection with the foregoing which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest, or legally required by the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in his discretion.
The undersigned hereby grants to such attorney-in-fact full power and authority to do and perform all and every act and thing whatsoever requisite, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or his substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorney-in-fact, in serving in such capacity at the request of the undersigned, is not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 or Section 13 of the Exchange Act.

Photographic copies of this Power of Attorney shall have the same force and effect as the original. This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4, and 5 or Schedules 13D or 13G with respect to the undersigned's beneficial ownership of and transactions in reportable securities, unless earlier revoked by the undersigned (a) automatically upon the undersigned's death, (b) automatically upon the attorney-in-fact being notified of the undersigned's disability, (c) automatically upon the attorney-in-fact no longer being a director or officer of the Company or (d) upon a signed written revocation delivered to the foregoing attorney-in-fact.

In WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 23 day of November, 2011.

/s/ B. Reuben Auspitz

Name: B. Reuben Auspitz